Exhibit 99.1

101 JFK Parkway, Short Hills, NJ 07078
news release
Contact: Marianne Wade(973) 924-5100
investorrelations@myinvestorsbank.com

Investors Bancorp, Inc. Announces Third Quarter Financial Results and Cash Dividend

Short Hills, N.J. - (PR NEWSWIRE) - October 27, 2016 - Investors Bancorp, Inc. (NASDAQ:ISBC) (“Company”), the holding company for Investors Bank (“Bank”), reported net income of $43.4 million, or $0.15 per diluted share, for the three months ended September 30, 2016, compared to $44.4 million, or $0.15 per diluted share for the three months ended June 30, 2016, and $48.8 million, or $0.15 per diluted share for the three months ended September 30, 2015.

For the nine months ended September 30, 2016, net income totaled $131.4 million, or $0.43 per diluted share, compared to $137.1 million, or $0.41 per diluted share for the nine months ended September 30, 2015.

Net income for the 2015 periods include a $4.1 million tax benefit for a one-time discrete item related to a net operating loss carryforward from a previous acquisition. Excluding this item, net income for the three and nine months ended September 30, 2015 would have been $44.7 million and $133.0 million, respectively. Basic and diluted earnings per share for the three months ended September 30, 2015 would have been $0.14. Basic and diluted earnings per share for the nine months ended September 30, 2015 would have been $0.40 and $0.39, respectively. (1)

The Company also announced today that its Board of Directors declared a cash dividend of $0.08 per share to be paid on November 23, 2016 for stockholders of record as of November 10, 2016, representing a $0.02 increase from the prior quarter.

Kevin Cummings, President and CEO commented, "While we continue to grow, asset quality remains strong here at Investors as our non-performing loan ratios continue to fall. We remain mindful of commercial real estate concerns in our primary lending areas and will continue to be diligent in our lending practices."

Mr. Cummings also commented on the board’s recent decision to increase dividends, “The dividend increase reinforces our confidence in our business model and our strategic plan to evolve into a more commercially focused bank.”

Performance Highlights

•	Total assets increased $817.7 million, or 4% to $22.54 billion at September 30, 2016, from $21.72 billion at June 30, 2016.

•
Net loans increased $657.3 million, or 4%, to $18.07 billion at September 30, 2016 from $17.41 billion at June 30, 2016. During the three months ended September 30, 2016, we originated $632.7 million in multi-family loans, $217.3 million in commercial and industrial loans, $137.9 million in construction loans, $165.5 million in residential loans, $140.9 million in commercial real estate loans and $45.2 million in consumer and other loans.

•
Deposits increased $525.9 million, or 4% from $14.43 billion at June 30, 2016 to $14.95 billion at September 30, 2016. Core deposit accounts (savings, checking and money market) represent approximately 80% of total deposits as of September 30, 2016.

•
Net interest margin for the three months ended September 30, 2016 was 3.00%, which was a 4 basis point decrease compared to the three months ended June 30, 2016 and a 14 basis point decrease compared to the three months ended September 30, 2015.

•
During the three months ended September 30, 2016, the Company repurchased 6.4 million shares of its outstanding common stock for approximately $73.7 million. As of September 30, 2016, the Company had approximately 23 million shares remaining under its current repurchase plan.

Financial Performance Overview - Third Quarter 2016

For the third quarter of 2016, net income totaled $43.4 million, a decrease of $0.9 million as compared to the second quarter of 2016 and a decrease of $5.4 million as compared to the third quarter of 2015. The changes in net income on both a sequential and year over year quarter basis are the result of the following:

Net interest income increased by $2.3 million, or 1.5% as compared to the second quarter of 2016 due to:

•
An increase in interest and dividend income of $3.4 million, or 1.8% to $198.4 million as compared to the second quarter of 2016 primarily attributed to commercial loan growth, offset by a decrease of 5 basis points on the weighted average loan yield to 4.05%.

•	Prepayment penalties, which are included in interest income, totaled $4.0 million for the three months ended September 30, 2016 as compared to $5.9 million for the three months ended June 30, 2016.

•
An increase in total interest expense of $1.1 million was primarily attributed to an increase in interest expense on borrowed funds of $1.4 million to $18.4 million, or 8%, partially offset by a decrease of 1 basis point to 0.93% on the weighted average cost of interest-bearing liabilities for the three months ended September 30, 2016.

The net interest margin decreased 4 basis points to 3.00% for the three months ended September 30, 2016 from 3.04% for the three months ended June 30, 2016.

On a year over year basis, net interest income increased by $8.3 million, or 5.5% in the third quarter of 2016, as compared to the third quarter of 2015 due to:

•
An increase in interest and dividend income of $11.5 million, or 6.1% to $198.4 million as a result of a $1.86 billion increase in the average balance of net loans, partially offset by the weighted average yield on net loans decreasing 22 basis points to 4.05%.

•
Prepayment penalties, which are included in interest income, totaled $4.0 million for the three months ended September 30, 2016 as compared to $6.4 million for the three months ended September 30, 2015.

•
An increase in total interest expense of $3.1 million was primarily attributed to an increase in the average balance of total interest-bearing deposits of $891.6 million, or 7.6% to $12.56 billion for the three months ended September 30, 2016 and an increase in the average balance of total borrowed funds of $829.0 million . In addition, the weighted average cost of interest-bearing liabilities decreased 3 basis points to 0.93% for the three months ended September 30, 2016.

The net interest margin decreased 14 basis points year over year to 3.00% for the three months ended September 30, 2016 from 3.14% for the three months ended September 30, 2015.

Total non-interest income was $8.5 million for the three months ended September 30, 2016, a decrease of $2.9 million as compared to the second quarter of 2016. Gain on securities transactions decreased $1.6 million primarily due to the fact that the second quarter of 2016 included a sale of $37.4 million of securities resulting in a gain of $1.6 million. Fees and service charges decreased $529,000 from the second quarter of 2016, primarily driven by a decrease to loan fees as well as an increase to the valuation reserve on mortgage servicing rights. Other income decreased $485,000 from the second quarter of 2016.

Compared to the third quarter of 2015, total non-interest income decreased $2.8 million year over year. Gain on loans, net decreased $737,000 for the three months ended September 30, 2016 primarily as a result of lower loan sales through our mortgage subsidiary as well as the Bank. In addition security transactions and gain on other real estate owned decreased $861,000 and $795,000, respectively, from the third quarter of 2015.

Total non-interest expenses were $91.4 million for the three months ended September 30, 2016, an increase of $389,000 as compared to the second quarter of 2016. Professional fees increased $866,000 as we continue to build additional risk management and operational infrastructure as our company grows and as we enhance our employee training and development programs. In addition, federal insurance premiums increased $800,000. These increases were offset by decreases to advertising and promotional expense and compensation and fringe benefits totaling $956,000 and $556,000, respectively.

Compared to the third quarter of 2015, total non-interest expenses increased $5.5 million, or 6.4% year over year. Compensation and fringe benefits increased $4.0 million for the three months ended September 30, 2016 primarily due to additions to our staff to support continued growth and infrastructure and normal merit increases. In addition, professional fees increased $1.8 million as we build additional risk management and operational infrastructure. Federal insurance premiums and office occupancy and equipment expense increased $1.4 million and $1.2 million, respectively, for the three months ended September 30, 2016.

Income tax expense was $28.3 million for the three months ended September 30, 2016 and $28.4 million for the three months ended June 30, 2016, representing an effective tax rate of 39.4% and 39.0%, respectively. Income tax expense was $22.9 million for the three months ended September 30, 2015, representing an effective tax rate of 31.9% which includes a one time discrete item related to a NOL carryforward. Absent this discrete item, the tax rate for the three months ended September 30, 2015 would have been 37.6%.

Financial Performance Overview- Nine Months of 2016

Net income decreased by $5.7 million, year over year to $131.4 million for the nine months ended September 30, 2016. The changes in net income for the nine months ended year over year are the result of the following:

•
Total interest and dividend income increased by $41.9 million, or 7.7% to $585.4 million for the nine months ended September 30, 2016 as compared to the nine months of 2015 primarily attributed to growth in the commercial loan portfolio. This increase was offset by a decrease of 15 basis points to the weighted average yield on net loans to 4.09%.

•	Prepayment penalties, which are included in interest income, totaled $14.6 million for the nine months ended September 30, 2016 compared to $16.6 million for the nine months ended September 30, 2015.

•
Total interest expense increased by $14.7 million or 14.8% to $114.0 million for the nine months ended September 30, 2016 as compared to the nine months of 2015. The average balance of total interest-bearing deposits increased $1.14 billion, or 10.0% to $12.43 billion for the nine months ended September 30, 2016. In addition, the weighted average cost of interest-bearing deposits increased 6 basis points to 0.66% for the nine months ended September 30, 2016.

•	Net interest margin decreased 12 basis points as compared to the nine months of 2015 to 3.03% for the nine months ended September 30, 2016.

Total non-interest income was $28.7 million for the nine months ended September 30, 2016, a decrease of $2.7 million, or 8.7% as compared to the nine months of 2015. Gain on loans, net decreased $2.9 million for the nine months ended September 30, 2016 primarily as a result of lower loan sales through our mortgage subsidiary as well as the Bank. In addition, gain on sale of other real estate owned decreased $1.2 million as compared to the nine months of 2015. These decreases were offset by an increase of $2.1 million in gain on securities transactions for the nine months ended September 30, 2016 primarily due to the sale of securities totaling $69.1 million, resulting in a gain of $3.1 million.

Total non-interest expense was $269.6 million for the nine months ended September 30, 2016, an increase of $26.9 million, or 11.1% as compared to the nine months of 2015. Compensation and fringe benefits increased $20.8 million for the nine months ended September 30, 2016. The increase was primarily due to an increase of $10.3 million in equity incentive expense for the nine months ended September 30, 2016 resulting from the restricted stock and stock option grants on June 23, 2015 to certain employees, officers and directors of the Company, pursuant to the Investors Bancorp, Inc. 2015 Equity Incentive Plan; additions to our staff to support continued growth; and normal merit increases. Office occupancy and equipment expense increased $4.2 million for the nine months ended September 30, 2016 primarily due to new branch openings. Professional fees and other operating expenses increased $2.9 million and $1.8 million, respectively, for the nine months ended September 30, 2016 as we continue to build additional risk management and operational infrastructure as our company grows and we enhance our employee training and development programs.

Income tax expense was $84.2 million for the nine months ended September 30, 2016 compared to $74.9 million for the nine months ended September 30, 2015, representing an effective tax rate of 39.1% and 35.3%, respectively. The tax rate for the nine months ended September 30, 2015 includes a one time discrete item related to a NOL carryforward. Absent this discrete item, the tax rate for the nine months ended September 30, 2015 would have been 37.3%.

Asset Quality

Our provision for loan losses was $5.0 million for each of the three months ended September 30, 2016, the second quarter of 2016 and the three months ended September 30, 2015. For the three months ended September 30, 2016, net charge-offs were $1.8 million compared to $1.3 million for the second quarter of 2016 and $504,000 for the three months ended September 30, 2015. For the nine months ended September 30, 2016 our provision for loan loss was $15.0 million compared with $21.0 million for the nine months ended September 30, 2015. For the nine months ended September 30, 2016, net charge-offs were $10.0 million compared to $2.8 million for the the nine months ended September 30, 2015.

Our provision for the three and nine months ended September 30, 2016 is primarily a result of continued organic growth in the loan portfolio, specifically the multi-family, commercial real estate and commercial and industrial portfolios; the inherent credit risk in our overall portfolio, particularly the credit risk associated with commercial real estate lending and commercial and industrial lending; offset by the improvement in the level of non-performing loans.

Our accruing past due loans and non-accrual loans discussed below exclude certain purchased credit impaired (PCI) loans, primarily consisting of loans recorded in the Company's acquisitions. Under U.S. GAAP, the PCI loans (acquired at a discount that is due, in part, to credit quality) are not subject to delinquency classification in the same manner as loans originated by the Bank. The following table sets forth non-accrual loans and accruing past due loans (excluding PCI loans and loans held for sale) on the dates indicated as well as certain asset quality ratios.

Total non-accrual loans decreased to $97.5 million at September 30, 2016 compared to $100.3 million at June 30, 2016 and $124.1 million at September 30, 2015. We continue to diligently resolve our troubled loans, however it takes a long period of time to resolve residential credits in our lending area. At September 30, 2016, there were $30.0 million of loans deemed as troubled debt restructurings, of which $23.5 million were residential and consumer loans, $4.1 million were commercial real estate loans, and $2.4 million were commercial and industrial loans. Troubled debt restructured loans in the amount of $8.8 million were classified as accruing and $21.2 million were classified as non-accrual at September 30, 2016.

	September 30, 2016		June 30, 2016		March 31, 2016		December 31, 2015		September 30, 2015
	# of loans	amount	# of loans	amount	# of loans	amount	# of loans	amount	# of loans	amount
	(Dollars in millions)
Accruing past due loans:
30 to 59 days past due:
Residential and consumer	110	$18.9	131	$24.9	151	$28.6	168	$28.6	135	$23.5
Construction	—	—	—	—	—	—	—	—	—	—
Multi-family	3	4.1	—	—	6	18.0	5	13.7	9	11.2
Commercial real estate	11	24.0	5	3.9	12	24.5	6	1.3	13	7.3
Commercial and industrial	6	1.4	1	2.8	3	3.8	3	0.6	9	2.9
Total 30 to 59 days past due	130	$48.4	137	$31.6	172	$74.9	182	$44.2	166	$44.9
60 to 89 days past due:
Residential and consumer	62	11.1	51	7.8	66	16.3	86	14.2	57	14.6
Construction	—	—	—	—	—	—	—	—	—	—
Multi-family	1	1.1	—	—	—	—	—	—	—	—
Commercial real estate	3	16.4	2	0.7	1	0.3	3	0.4	1	0.3
Commercial and industrial	3	0.4	1	0.8	1	—	2	—	3	0.9
Total 60 to 89 days past due	69	29.0	54	9.3	68	16.6	91	14.6	61	15.8
Total accruing past due loans	199	$77.4	191	$40.9	240	$91.5	273	$58.8	227	$60.7
Non-accrual:
Residential and consumer	481	86.1	471	86.5	488	85.9	500	91.1	506	99.8
Construction	—	—	1	0.2	3	0.5	4	0.8	5	1.0
Multi-family	1	0.2	2	1.2	3	2.9	4	3.5	4	3.0
Commercial real estate	29	8.9	33	11.7	35	10.3	37	10.8	40	13.8
Commercial and industrial	6	2.3	6	0.7	10	5.6	17	9.2	9	6.5
Total non-accrual loans	517	$97.5	513	$100.3	539	$105.2	562	$115.4	564	$124.1
Accruing troubled debt restructured loans	31	$8.8	29	$12.1	30	$10.7	39	$22.5	38	$25.2
Non-accrual loans to total loans		0.53%		0.57%		0.61%		0.68%		0.76%
Allowance for loan loss as a percent of non-accrual loans		229.31%		219.60%		205.83%		189.30%		175.97%
Allowance for loan losses as a percent of total loans		1.22%		1.25%		1.26%		1.29%		1.33%
Balance Sheet Summary

Total assets increased by $1.65 billion, or 7.9% to $22.54 billion at September 30, 2016 from December 31, 2015. Net loans increased $1.41 billion or 8.4%, to $18.07 billion at September 30, 2016, and securities increased by $157.4 million, or 5.0%, to $3.31 billion at September 30, 2016 from December 31, 2015.

The detail of the loan portfolio (including PCI loans) is below:

	September 30, 2016	June 30, 2016	December 31, 2015
	(Dollars in thousands)
Commercial Loans:
Multi-family loans	$7,360,733	$6,903,992	$6,255,903
Commercial real estate loans	4,103,250	4,035,401	3,829,099
Commercial and industrial loans	1,191,234	1,100,453	1,044,386
Construction loans	277,155	242,302	225,843
Total commercial loans	12,932,372	12,282,148	11,355,231
Residential mortgage loans	4,798,386	4,821,415	5,039,543
Consumer and other	576,402	543,861	496,556
Total Loans	18,307,160	17,647,424	16,891,330
Premiums on purchased loans and deferred loan fees, net	(15,428)	(16,237)	(11,692)
Allowance for loan losses	(223,550)	(220,316)	(218,505)
Net loans	$18,068,182	$17,410,871	$16,661,133

During the nine months ended September 30, 2016, we originated $1.74 billion in multi-family loans, $670.0 million in commercial and industrial loans, $442.0 million in commercial real estate loans, $395.0 million in residential loans, $335.7 million in construction loans and $235.7 million in consumer and other loans. This increase in loans reflects our continued focus on generating multi-family loans, commercial real estate loans and commercial and industrial loans, which was partially offset by pay downs and payoffs of loans. Our loans are primarily on properties and businesses located in New Jersey and New York.

In addition to the loans originated for our portfolio, our mortgage subsidiary, Investors Home Mortgage Co., originated residential mortgage loans for sale to third parties totaling $166.5 million during the nine months ended September 30, 2016.

The allowance for loan losses increased by $5.1 million to $223.6 million at September 30, 2016 from $218.5 million at December 31, 2015. The increase in our allowance for loan losses is due to the growth of the loan portfolio and the credit risk in our overall portfolio, particularly the inherent credit risk associated with commercial real estate lending as well as commercial and industrial loans. Future increases in the allowance for loan losses may be necessary based on the growth and composition of the loan portfolio, the level of loan delinquency and the economic conditions in our lending area. At September 30, 2016, our allowance for loan loss as a percent of total loans was 1.22%.

Securities, in the aggregate, increased by $157.4 million, or 5.0%, to $3.31 billion at September 30, 2016 from $3.15 billion at December 31, 2015. This increase was a result of purchases partially offset by paydowns and sales.

Deposits increased by $888.1 million, or 6.3%, from $14.06 billion at December 31, 2015 to $14.95 billion at September 30, 2016. Checking accounts increased $1.24 billion to $5.88 billion at September 30, 2016 from $4.64 billion at December 31, 2015. Core deposits (savings, checking and money market) represented approximately 80% of our total deposit portfolio at September 30, 2016.

Borrowed funds increased by $940.6 million, or 28.8%, to $4.20 billion at September 30, 2016 from $3.26 billion at December 31, 2015 to help fund the continued growth of the loan portfolio.

Stockholders' equity decreased by $196.6 million to $3.12 billion at September 30, 2016 from $3.31 billion at December 31, 2015. The decrease is primarily attributed to the repurchase of 29.2 million shares of common stock for $337.5 million as well as cash dividends of $0.18 per share totaling $57.6 million for the nine months ended September 30, 2016. These decreases were offset by net income of $131.4 million for the nine months ended September 30, 2016.

About the Company
Investors Bancorp, Inc. is the holding company for Investors Bank, which as of September 30, 2016 operates from its corporate headquarters in Short Hills, New Jersey and 148 branches located throughout New Jersey and New York.

Earnings Conference Call October 28, 2016 at 11:00 a.m. (ET)
The Company, as previously announced, will host an earnings conference call on Friday, October 28, 2016 at 11:00 a.m. (ET). The toll-free dial-in number is: (866) 218-2404. Callers who pre-register will bypass the live operator and may avoid any delays in joining the conference call. Participants will immediately receive an online confirmation, an email and a calendar invitation for the event.
Conference Call Pre-registration link: http://dpregister.com/10093389
A telephone replay will be available beginning on October 28, 2016 from 1:00 p.m. (ET) through 9:00 a.m. (ET) on January 28, 2017. The replay number is (877) 344-7529 password 10093389. The conference call will also be simultaneously webcast on the Company's website www.myinvestorsbank.com and archived for one year.

Forward Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in the " Risk Factors" disclosures included in our Annual Report on Form 10-K, as supplemented in quarterly reports on Form 10-Q, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

(1) Please refer to the Non-GAAP Reconciliation for details pertaining to adjustments.

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2016	June 30, 2016	December 31, 2015
	(unaudited)	(unaudited)
Assets	(Dollars in thousands)

Cash and cash equivalents	$168,629	148,322	148,904
Securities available-for-sale, at estimated fair value	1,512,146	1,381,041	1,304,697
Securities held-to-maturity, net (estimated fair value of $1,868,397, $1,905,064 and $1,888,686 at September 30, 2016, June 30, 2016 and December 31, 2015, respectively)	1,794,131	1,827,761	1,844,223
Loans receivable, net	18,068,182	17,410,871	16,661,133
Loans held-for-sale	24,240	9,970	7,431
Federal Home Loan Bank stock	222,562	208,824	178,437
Accrued interest receivable	66,048	64,491	58,563
Other real estate owned	4,835	3,774	6,283
Office properties and equipment, net	178,623	176,006	172,519
Net deferred tax asset	228,902	220,141	237,367
Bank owned life insurance	161,187	160,181	159,152
Goodwill and intangible assets	102,825	103,975	105,311
Other assets	3,667	2,941	4,664
Total assets	$22,535,977	21,718,298	20,888,684
Liabilities and Stockholders' Equity
Liabilities:
Deposits	$14,951,742	14,425,857	14,063,656
Borrowed funds	4,203,711	3,894,171	3,263,090
Advance payments by borrowers for taxes and insurance	122,823	118,177	108,721
Other liabilities	142,612	147,841	141,570
Total liabilities	19,420,888	18,586,046	17,577,037
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 authorized shares; none issued	—	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 359,070,852 issued at September 30, 2016, June 30, 2016, and December 31, 2015; 310,528,382, 313,473,634 and 334,894,181 outstanding at September 30, 2016, June 30, 2016, and December 31, 2015, respectively	3,591	3,591	3,591
Additional paid-in capital	2,780,312	2,788,796	2,785,503
Retained earnings	1,009,727	984,958	936,040
Treasury stock, at cost; 48,542,470, 45,597,218 and 24,176,671 shares at September 30, 2016, June 30, 2016 and December 31, 2015, respectively	(575,187)	(542,407)	(295,412)
Unallocated common stock held by the employee stock ownership plan	(88,003)	(88,752)	(90,250)
Accumulated other comprehensive loss	(15,351)	(13,934)	(27,825)
Total stockholders' equity	3,115,089	3,132,252	3,311,647
Total liabilities and stockholders' equity	$22,535,977	21,718,298	20,888,684

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(unaudited)
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(Dollars in thousands, except per share data)
Interest and dividend income:
Loans receivable and loans held-for-sale	$179,234	175,922	169,216	527,989	493,783
Securities:
GSE obligations	8	9	11	27	34
Mortgage-backed securities	14,653	14,830	14,171	44,581	40,374
Equity	49	47	25	147	73
Municipal bonds and other debt	2,039	2,057	1,535	6,048	4,151
Interest-bearing deposits	76	74	68	253	124
Federal Home Loan Bank stock	2,315	2,021	1,871	6,396	5,046
Total interest and dividend income	198,374	194,960	186,897	585,441	543,585
Interest expense:
Deposits	20,326	20,588	18,664	61,639	51,112
Borrowed funds	18,442	17,067	16,959	52,328	48,205
Total interest expense	38,768	37,655	35,623	113,967	99,317
Net interest income	159,606	157,305	151,274	471,474	444,268
Provision for loan losses	5,000	5,000	5,000	15,000	21,000
Net interest income after provision for loan losses	154,606	152,305	146,274	456,474	423,268
Non-interest income:
Fees and service charges	4,108	4,637	4,347	12,925	12,949
Income on bank owned life insurance	1,006	1,001	949	3,267	2,961
Gain on loans, net	1,401	1,677	2,138	3,516	6,461
Gain on securities transactions	72	1,640	933	3,100	1,017
Gain (loss) on sales of other real estate owned, net	35	131	830	(67)	1,141
Other income	1,898	2,383	2,109	5,956	6,896
Total non-interest income	8,520	11,469	11,306	28,697	31,425
Non-interest expense:
Compensation and fringe benefits	53,051	53,607	49,024	158,475	137,700
Advertising and promotional expense	1,495	2,451	3,260	5,640	8,532
Office occupancy and equipment expense	14,099	13,703	12,856	41,612	37,398
Federal insurance premiums	3,600	2,800	2,200	8,800	6,800
Stationery, printing, supplies and telephone	641	949	1,742	2,407	3,379
Professional fees	5,673	4,807	3,880	14,493	11,593
Data processing service fees	5,299	4,962	5,979	15,821	16,775
Other operating expenses	7,540	7,730	6,980	22,304	20,489
Total non-interest expenses	91,398	91,009	85,921	269,552	242,666
Income before income tax expense	71,728	72,765	71,659	215,619	212,027
Income tax expense	28,287	28,410	22,865	84,196	74,924
Net income	$43,441	44,355	48,794	131,423	137,103
Basic earnings per share	$0.15	0.15	0.15	0.44	0.41
Diluted earnings per share	$0.15	0.15	0.15	0.43	0.41

Basic weighted average shares outstanding	292,000,061	298,417,609	324,065,364	299,873,985	333,786,211
Diluted weighted average shares outstanding	294,174,812	301,509,608	327,193,519	302,854,220	337,005,469

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Average Balance Sheet and Yield/Rate Information
	For the Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average Outstanding Balance	Interest Earned/Paid	Weighted Average Yield/Rate	Average Outstanding Balance	Interest Earned/Paid	Weighted Average Yield/Rate	Average Outstanding Balance	Interest Earned/Paid	Weighted Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash accounts	$129,226	76	0.24%	$136,718	74	0.22%	$224,276	68	0.12%
Securities available-for-sale	1,424,338	6,315	1.77%	1,300,953	5,955	1.83%	1,274,256	5,759	1.81%
Securities held-to-maturity	1,815,288	10,434	2.30%	1,876,567	10,988	2.34%	1,772,043	9,983	2.25%
Net loans	17,707,883	179,234	4.05%	17,173,249	175,922	4.10%	15,843,434	169,216	4.27%
Federal Home Loan Bank stock	216,813	2,315	4.27%	196,130	2,021	4.12%	177,616	1,871	4.21%
Total interest-earning assets	21,293,548	198,374	3.73%	20,683,617	194,960	3.77%	19,291,625	186,897	3.88%
Non-interest earning assets	778,244			767,991			773,225
Total assets	$22,071,792			$21,451,608			$20,064,850

Interest-bearing liabilities:
Savings	$2,104,583	2,463	0.47%	$2,076,058	2,342	0.45%	$2,178,877	1,732	0.32%
Interest-bearing checking	3,472,472	4,451	0.51%	3,146,805	3,612	0.46%	2,632,445	2,255	0.34%
Money market accounts	3,971,339	5,719	0.58%	3,805,237	5,216	0.55%	3,571,504	5,602	0.63%
Certificates of deposit	3,009,330	7,693	1.02%	3,376,342	9,418	1.12%	3,283,262	9,075	1.11%
Total interest bearing deposits	12,557,724	20,326	0.65%	12,404,442	20,588	0.66%	11,666,088	18,664	0.64%
Borrowed funds	4,074,743	18,442	1.81%	3,608,637	17,067	1.89%	3,245,751	16,959	2.09%
Total interest-bearing liabilities	16,632,467	38,768	0.93%	16,013,079	37,655	0.94%	14,911,839	35,623	0.96%
Non-interest bearing liabilities	2,316,873			2,260,876			1,766,491
Total liabilities	18,949,340			18,273,955			16,678,330
Stockholders' equity	3,122,452			3,177,653			3,386,520
Total liabilities and stockholders' equity	$22,071,792			$21,451,608			$20,064,850

Net interest income		$159,606			$157,305			$151,274

Net interest rate spread			2.80%			2.83%			2.92%

Net interest earning assets	$4,661,081			$4,670,538			$4,379,786

Net interest margin			3.00%			3.04%			3.14%

Ratio of interest-earning assets to total interest-bearing liabilities	1.28	X		1.29	X		1.29	X

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Average Balance Sheet and Yield/Rate Information

	For the Nine Months Ended
	September 30, 2016			September 30, 2015
	Average Outstanding Balance	Interest Earned/Paid	Weighted Average Yield/Rate	Average Outstanding Balance	Interest Earned/Paid	Weighted Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash accounts	$141,230	253	0.24%	$203,336	124	0.08%
Securities available-for-sale	1,339,122	18,350	1.83%	1,236,175	16,676	1.80%
Securities held-to-maturity	1,856,318	32,453	2.33%	1,668,829	27,956	2.23%
Net loans	17,218,547	527,989	4.09%	15,515,391	493,783	4.24%
Federal Home Loan Bank stock	197,958	6,396	4.31%	171,194	5,046	3.93%
Total interest-earning assets	20,753,175	585,441	3.76%	18,794,925	543,585	3.86%
Non-interest earning assets	774,102			768,739
Total assets	$21,527,277			$19,563,664

Interest-bearing liabilities:
Savings	$2,099,960	7,184	0.46%	$2,275,965	5,026	0.29%
Interest-bearing checking	3,207,413	11,198	0.47%	2,694,033	7,110	0.35%
Money market accounts	3,868,155	16,384	0.56%	3,504,684	17,538	0.67%
Certificates of deposit	3,258,702	26,873	1.10%	2,824,479	21,438	1.01%
Total interest bearing deposits	12,434,230	61,639	0.66%	11,299,161	51,112	0.60%
Borrowed funds	3,667,473	52,328	1.90%	3,141,608	48,205	2.05%
Total interest-bearing liabilities	16,101,703	113,967	0.94%	14,440,769	99,317	0.92%
Non-interest bearing liabilities	2,234,692			1,637,013
Total liabilities	18,336,395			16,077,782
Stockholders' equity	3,190,882			3,485,882
Total liabilities and stockholders' equity	$21,527,277			$19,563,664

Net interest income		$471,474			$444,268

Net interest rate spread			2.82%			2.94%

Net interest earning assets	$4,651,472			$4,354,156

Net interest margin			3.03%			3.15%

Ratio of interest-earning assets to total interest-bearing liabilities	1.29	X		1.30	X

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Selected Performance Ratios

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Return on average assets	0.79%	0.83%	0.97%	0.81%	0.93%
Return on average equity	5.56%	5.58%	5.76%	5.49%	5.24%
Return on average tangible equity (1)	5.76%	5.77%	5.95%	5.68%	5.41%
Interest rate spread	2.80%	2.83%	2.92%	2.82%	2.94%
Net interest margin	3.00%	3.04%	3.14%	3.03%	3.15%
Efficiency ratio	54.36%	53.92%	52.85%	53.89%	51.01%
Non-interest expense to average total assets	1.66%	1.70%	1.71%	1.67%	1.65%
Average interest-earning assets to average interest-bearing liabilities	1.28	1.29	1.29	1.29	1.30

INVESTORS BANCORP, INC. AND SUBSIDIARIES
Selected Financial Ratios and Other Data

		September 30, 2016	June 30, 2016	December 31, 2015

Asset Quality Ratios:
Non-performing assets as a percent of total assets		0.49%	0.54%	0.69%
Non-performing loans as a percent of total loans		0.58%	0.64%	0.82%
Allowance for loan losses as a percent of non-accrual loans		229.31%	219.60%	189.30%
Allowance for loan losses as a percent of total loans		1.22%	1.25%	1.29%

Capital Ratios:
Tier 1 Leverage Ratio (2)		12.25%	12.33%	12.41%
Common equity tier 1 risk-based (2)		15.09%	15.39%	15.87%
Tier 1 Risk-Based Capital (2)		15.09%	15.39%	15.87%
Total Risk-Based Capital (2)		16.33%	16.64%	17.12%
Equity to total assets (period end)		13.82%	14.42%	15.85%
Average equity to average assets		14.82%	15.18%	17.41%
Tangible capital (to tangible assets) (1)		13.43%	14.01%	15.43%
Book value per common share (1)		$10.47	$10.43	$10.30
Tangible book value per common share (1)		$10.12	$10.08	$9.97

Other Data:
Number of full service offices		148	146	140
Full time equivalent employees		1,782	1,785	1,734

(1) See Non GAAP Reconciliation.
(2) Ratios are for Investors Bank and do not include capital retained at the holding company level.

Investors Bancorp, Inc.
Non GAAP Reconciliation
(dollars in thousands, except share data)

Book Value and Tangible Book Value per Share Computation
	At the period ended
	September 30, 2016	June 30, 2016	December 31, 2015

Total stockholders' equity	3,115,089	3,132,252	3,311,647
Goodwill and intangible assets	102,825	103,975	105,311
Tangible stockholders' equity	3,012,264	3,028,277	3,206,336

Book Value per Share Computation
Common stock issued	359,070,852	359,070,852	359,070,852
Treasury shares	(48,542,470)	(45,597,218)	(24,176,671)
Shares Outstanding	310,528,382	313,473,634	334,894,181
Unallocated ESOP shares	(12,908,272)	(13,026,696)	(13,263,545)
Book value shares	297,620,110	300,446,938	321,630,636

Book Value Per Share	$10.47	$10.43	$10.30

Tangible Book Value per Share	$10.12	$10.08	$9.97

Investors Bancorp, Inc.
Non GAAP Reconciliation
(dollars in thousands)

Adjusted Tax Rate
	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2016	2015	2016	2015

Income before income tax expense	$71,728	$71,659	$215,619	$212,027
Income tax expense	28,287	22,865	84,196	74,924
Net Income	43,441	48,794	131,423	137,103

Effective tax rate	39.4%	31.9%	39.1%	35.3%

Tax adjustment (1)	—	4,076	—	4,076

Adjusted net income	$43,441	$44,718	$131,423	$133,027
Adjusted tax rate	39.4%	37.6%	39.1%	37.3%

Adjusted basic earnings per share	$0.15	$0.14	$0.44	$0.40
Adjusted diluted earnings per share	$0.15	$0.14	$0.43	$0.39

Weighted average shares outstanding:
Basic	292,000,061	324,065,364	299,873,985	333,786,211
Diluted	294,174,812	327,193,519	302,854,220	337,005,469

(1) For the 2015 periods, represents a tax benefit related to a net operating loss carryforward related to a prior acquisition recognized in the third quarter of 2015.